                                                      KATHLEEN A. MCGAH
                                                      Deputy General Counsel
                                                      Legal Division - 6 MS
                                                      Telephone: (860) 277-7389
                                                      Fax: (860) 954-5476

                                                      Exhibit 5 and 23(b)


                                                      July 10, 2000


The Travelers Insurance Company
One Tower Square
Hartford, Connecticut 06183


Gentlemen:

        With reference to the Registration Statement on Form S-2 filed by The Travelers Insurance Company with the Securities and Exchange Commission covering Modified Guaranteed annuity contracts, I have examined such documents and such law as I have considered necessary and appropriate, and on the basis of such examination, it is my opinion that:

        1. The Travelers Insurance Company is duly organized and existing under the laws of the State of Connecticut and has been duly authorized to do business and to issue Modified Guaranteed annuity contracts by the Insurance Commission of the State of Connecticut.

        2. The modified guaranteed annuity contracts covered by the above Registration Statement, and all pre- and post-effective amendments relating thereto, have been approved and authorized by the Insurance Commissioner of the State of Connecticut and when issued will be valid, legal and binding obligations of The Travelers Insurance Company.

        I hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the reference to this opinion under the caption "Legal Opinion" in the Prospectus constituting a part of the Registration Statement.

                                            Very truly yours,

                                            /s/Kathleen A. McGah
                                            Deputy General Counsel
                                            The Travelers Insurance Company